UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2010
SOUTHWEST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Oklahoma (State or other jurisdiction of incorporation)	000-23064 (Commission file number)	73-1136584 (IRS Employer Identification No)
608 South Main Street, Stillwater, Oklahoma 74074
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (405) 372-2230
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.	Other Materially Important Events
On January 27, 2010 Stillwater National Bank and Trust Company (the “Bank”), a wholly owned subsidiary of Southwest Bancorp, Inc., Stillwater, Oklahoma, informally agreed with the Comptroller of the Currency, its primary federal regulator, to maintain a ratio of total capital to risk weighted assets of at least 12.5% and a Tier 1 leverage ratio of at least 8.5%. At December 31, 2009, the Bank had a total risk based capital ratio of 13.84% and a leverage ratio of 11.37%, both in excess of the agreed levels, and remained well capitalized for regulatory purposes. The general regulatory minimums to be well-capitalized are a total risk based capital ratio of 10.00%, a tier I risk based capital ratio of 6.00%, and a leverage ratio of 5.00%.

Item 9.01	Financial Statements and Exhibits.
(a) Financial statements of businesses acquired. Not applicable.
(b) Pro forma financial information. Not applicable.
(c) Exhibits. None
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST BANCORP, INC.
	By:	/s/ Rick Green
Rick Green
Dated: January 28, 2010		President and Chief Executive Officer